Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to The Lincoln National Corporation Deferred Compensation Plan For Non-Employee Directors of our report dated February 6, 2004, with respect to the consolidated financial statements and schedules of Lincoln National Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Philadelphia, PA
December 6, 2004